EX-10.34

(This is the form of Wholesale Distribution Agreement for Nu Skin USA, Inc. and the other North American Private affiliates. Payments are paid in the local currency of the country in which the private affiliate operates)

                           Nu Skin International, Inc.
                                       AND
                                Nu Skin USA, Inc.

                        WHOLESALE DISTRIBUTION AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      DEFINITIONS....................................................2
         1.1   "Agreement"....................................................2
         1.2   "Independent Distributor Network"..............................2
         1.3   "Intercompany Agreements"......................................2
         1.4   "NSI Independent Distributor"..................................2
         1.5   "NSI"..........................................................2
         1.6   "Products".....................................................2
         1.7   "Sales Aids"...................................................3
         1.8   "Territory"....................................................3
         1.9   "Trademarks"...................................................3

ARTICLE II     APPOINTMENT AS EXCLUSIVE WHOLESALE DISTRIBUTOR.................3
         2.1   Scope..........................................................3
         2.2   Sub-distributors...............................................3
         2.3   Sales of Products and Sales Aids...............................3
         2.4   NSI Sales in the Territory.....................................4
         2.5   Sales Outside the Territory....................................4
         2.6   Territory Orders and Inquiries.................................4

ARTICLE III    GOVERNMENTAL APPROVALS AND REGISTRATIONS.......................5

ARTICLE IV     OBLIGATIONS OF NSUSA AS EXCLUSIVE WHOLESALE DISTRIBUTOR
               IN THE TERRITORY...............................................5
         4.1   Marketing and Distribution.....................................5
         4.2   NSUSA Operations...............................................6
         4.3   Pricing Information............................................7
         4.4   NSUSA Claims and Representations...............................7
         4.5   Capitalization.................................................7
         4.6   Customer Support...............................................7
         4.7   Allocation of Expenses.........................................7

ARTICLE V      PURCHASE SALE & DELIVERY OF PRODUCTS AND SALES AIDS............8
         5.1   Agreement to Purchase..........................................8
         5.2   Payment Due Date...............................................9
         5.3   Passage of Title and Risk of Loss..............................9
         5.4   Product Returns/Exchanges Inspection...........................9

ARTICLE VI     PRODUCT AND SALES AIDS PURCHASE PRICES AND TERMS OF PAYMENT...10
         6.1   Product Availability and Pricing..............................10
         6.2   Payment Method................................................10

ARTICLE VII    OBLIGATIONS OF NSUSA AS SUPPLIER OF PRODUCTS AND
               SALES AIDS....................................................11

         7.1   Product Formulation...........................................11
         7.2   Warranty......................................................11
         7.3   Delivery......................................................11

ARTICLE VIII   SALE AND MANUFACTURE OF PRODUCTS..............................12
         8.1   Non-Competing Products........................................12
         8.2   Competing Products............................................12
         8.3   Discontinued Products.........................................12

ARTICLE IX     NATURE OF RELATIONSHIP........................................13

ARTICLE X      TERM..........................................................13

ARTICLE XI     TERMINATION...................................................13

ARTICLE XII    EFFECT OF TERMINATION.........................................15

ARTICLE XIII   CONFIDENTIALITY...............................................16

ARTICLE XIV    INDEMNIFICATION AND INSURANCE.................................17

ARTICLE XV     MISCELLANEOUS 19
         15.1  Assignment....................................................19
         15.2  Notices.......................................................19
         15.3  Waiver and Delay..............................................20
         15.4  Force Majeure.................................................20
         15.5  Governing Law and Dispute Resolution..........................21
         15.6  Integrated Contract...........................................21
         15.7  Modifications and Amendments..................................22
         15.8  Severability..................................................22
         15.9  Counterparts and Headings.....................................22

                        WHOLESALE DISTRIBUTION AGREEMENT

         THIS WHOLESALE DISTRIBUTION AGREEMENT (hereinafter "Agreement") entered into and made effective this 31st day of December, 1997 (the "Effective Date"), by and between Nu Skin U.S.A., Inc., a corporation organized under the laws of the State of Delaware, U.S.A., (hereinafter "NSUSA"), and Nu Skin International, Inc., a corporation organized under the laws the State of Utah, U.S.A., (hereinafter "NSI"). Hereinafter, NSUSA and NSI collectively shall be referred to as the "Parties."
                               W I T N E S S E T H

         WHEREAS, NSI is engaged in the design, production and marketing of Products and Sales Aids (as hereinafter defined) for distribution in markets through a network of independent distributors; and,

         WHEREAS, NSUSA desires, on the terms and conditions hereinafter set forth, to act as NSI's exclusive distributor of NSI of Products and Sales Aids in the Territory (as hereinafter defined); and,

         WHEREAS, NSI is willing, on the terms and conditions hereinafter set forth, to grant to NSUSA the exclusive right to so distribute Products and Sales Aids in the Territory; and,

         WHEREAS, the Parties wish to enter into a Wholesale Distribution Agreement as set forth herein; NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For the purposes of this Agreement the following words, terms, and phrases shall have the meaning assigned to them in this Article I, unless the context otherwise requires or the parties otherwise agree within the terms of this Agreement: 1.1 "Agreement" shall mean this Wholesale Distribution Agreement between NSI and NSUSA (together with any exhibits and schedules hereto), as the same may be modified, amended or supplemented from time to time.

         1.2 "Independent Distributor Network" shall mean the network of all NSI Independent Distributors.

         1.3 "Intercompany Agreements" shall mean the Wholesale Distribution Agreement, The Licensing and Sales Agreement, The Management Services Agreement and the Trademark/Tradename Agreement between the Parties.

         1.4 "NSI Independent Distributor" shall mean a person or business entity authorized by contract with NSI to distribute, as an independent contractor, the Products and Sales Aids in accordance with the terms of such distributor contract.

         1.5 "NSI" shall mean Nu Skin International, Inc., a corporation duly organized and existing under the laws of the State of Utah, U.S.A.

         1.6 "Products" shall mean cosmetics, nutritional products, dietary supplements, vitamins, over-the-counter drugs, quasi-drugs, drugs and pharmaceutical products that are produced, manufactured or purchased by NSI for sale or resale, and bearing a Nu Skin brand or trademark existing as of the date hereof, subject to availability due to local regulatory requirements in the Territory.

         1.7 "Sales Aids" shall mean materials, in whatever form, designed, approved and produced by NSUSA to assist in the marketing of the Products in the Territory.

         1.8 "Territory" shall mean the United States of America including all its territories.

         1.9 "Trademarks" shall mean those words, symbols, devices, logos, trade names and company names or combinations thereof owned by NSI and used in relation to or on Products and Sales Aids, whether or not registered.

                                   ARTICLE II
                 APPOINTMENT AS EXCLUSIVE WHOLESALE DISTRIBUTOR

         2.1 Scope. NSI hereby appoints NSUSA as NSI's exclusive distributor, during the term of this Agreement, for the sale and distribution of Products and Sales Aids in the Territory, under the Products' names, logos, and Trademarks, subject to all terms and conditions of this Agreement, and NSUSA hereby accepts such appointment and authorization.

         2.2 Sub-distributors. Except for the sale of Products and Sales Aids to NSI Independent Distributors, NSUSA shall not, without the prior written approval of NSI, appoint sub-distributors or agents to promote or distribute Products or Sales Aids inside or outside the Territory.

         2.3 Sales of Products and Sales Aids.

                  2.3(a) NSUSA agrees that any distribution of Products or Sales
         Aids  in  the  Territory   shall  be  made  only  to  NSI   Independent
         Distributors.

                  2.3(b) To facilitate sales to NSI Independent Distributors, NSUSA shall have the right to access information regarding such NSI Independent Distributors in the Territory on NSI's computer system or as otherwise retained by NSI .

         2.4 NSI Sales in the Territory. NSI agrees not to sell and, to use its best efforts to prohibit any third party from selling Products or Sales Aids to any party within the Territory or to any party outside the Territory for delivery within the Territory, except to NSUSA pursuant to the terms and conditions of this Agreement, unless NSI has received the written consent of NSUSA. Notwithstanding the foregoing, NSI retains the right to license to other entities the use of the Independent Distributor Network for distribution of products other than those included in the definition of Products in Section 1.5, without the consent of NSUSA.

         2.5 Sales Outside the Territory. NSUSA agrees that it will neither sell nor enable any third party to sell Products or Sales Aids outside the Territory or sell Products or Sales Aids to any party within the Territory for resale or delivery outside the Territory. Further, NSUSA shall not promote or solicit customers for Products or Sales Aids sales outside the Territory. NSUSA shall not establish any facility outside the Territory through which orders are solicited or in which inventories of Products or Sales Aids are stored without NSI's written consent.

         2.6 Territory Orders and Inquiries. The Parties acknowledge that from time to time inquiries and orders concerning the Territory will arise. If NSI receives any order or inquiry concerning the sale of Products or Sales Aids in the Territory, NSI agrees to give prompt notice of such inquiry or order to NSUSA, such notice to include the name and address of the person making the order or inquiry as well as any other relevant details regarding such order or inquiry that NSUSA shall reasonably request. If NSUSA receives any order or inquiry concerning the sale of Products or Sales Aids outside the Territory, NSUSA agrees to give NSI prompt notice of such inquiry or order, such notice to include the name and address of the person making the order or inquiry, as well as any other relevant details regarding such order or inquiry that NSI shall reasonably request.

                                   ARTICLE III
                    GOVERNMENTAL APPROVALS AND REGISTRATIONS

         NSUSA agrees to obtain, or cause to be obtained, at its sole cost and expense, any governmental approval and make, or cause to be made, any filings or notifications required under all applicable laws, regulations and ordinances of the Territory to enable this Agreement to become effective, to enable the Products or Sales Aids to be imported in the Territory (except as otherwise provided herein) or to enable any payment pursuant to the provisions of this Agreement to be made. NSUSA agrees to keep NSI informed of the progress in obtaining all such government approvals.

                                   ARTICLE IV
                   OBLIGATIONS OF NSUSA AS EXCLUSIVE WHOLESALE
                          DISTRIBUTOR IN THE TERRITORY

         4.1  Marketing  and  Distribution.   NSUSA  shall  have  the  following
obligations with respect to marketing and distribution of the Products and Sales
Aids:

                  4.1(a) To use its best efforts to further the promotion, marketing, sales and other distribution of the Products and Sales Aids in the Territory.

                  4.1(b) To maintain, or cause to be maintained, an adequate and balanced inventory of Products, Sales Aids, supplies and necessary materials to promote, market, sell and distribute the Products and Sales Aids within the Territory.

                  4.1(c) To ensure that all inquiries by NSI Independent Distributors and customers, including complaints are responded to promptly. To ensure that all orders are processed and all shipments of Products and Sales Aids are made within the Territory in a timely fashion.

                  4.1(d) To diligently investigate or cause to be investigated all leads with potential customers referred to it by NSI or NSI, or their affiliates.

                  4.1(e) To permit NSI to visit NSUSA and to visit NSUSA's place of business and inspect its inventories, service records, financial records and other relevant documents.

                  4.1(f) To maintain, cause to be maintained, or contract to maintain, adequate personnel, distribution and laboratory facilities dedicated on a full-time or part-time basis to the quality control and sale of Products, in compliance with and to the extent required by all laws, ordinances and regulations applicable within the Territory.

                  4.1(g) To provide, at the request of NSI, a business plan for the term and in the form and detail reasonably requested by NSI and to update such business plan as reasonably requested by NSI.

                  4.1(h) To provide, at the request of NSI, reports of its activities and sales respecting the Products and Sales Aids in the Territory in a form and in such detail and for such time period as NSI may reasonably require.

         4.2 NSUSA Operations. NSUSA agrees to maintain, or cause to be maintained, such facilities and other places of business within the Territory necessary to effect the purposes and intentions of this Agreement. NSUSA further agrees to bear all costs and expenses it incurs in the negotiation, memorialization, execution and performance of all leases, rentals, equipment, salaries, taxes, licenses, insurance, permits, telephone, telegraph, promotional, advertising, travel, accounting and legal expenses, relating to such facilities.

         4.3 Pricing Information. At the request of NSI, NSUSA agrees to advise NSI of the distribution prices of the Products or Sales Aids to be sold to NSI Independent Distributors within the Territory.

         4.4 NSUSA Claims and Representations. NSUSA shall not make any promises, representations, warranties or guarantees respecting the Products, Sales Aids or the NSI distributor sales and compensation plan, except in accordance with those representations, warranties or guarantees as provided by NSI with respect thereto and in accordance and compliance with the applicable laws of the Territory.

         4.5 Capitalization. NSUSA agrees to capitalize itself adequately and maintain its operations both on a financially sound basis and in compliance with all applicable laws, regulations or ordinances covering the operations of such a business entity within any country in which it may conduct business.

         4.6 Customer Support. NSI agrees to cooperate with NSUSA in dealing with any NSI Independent Distributor or customer complaints concerning the Products and the Sales Aids and to take any action requested by NSUSA to solve such complaints. NSI also agrees to assist NSUSA in arranging for any customer warranty service required by law or required pursuant to the judgement of NSUSA.

         4.7      Allocation of Expenses.

                  4.7(a) Import Licenses. To the extent import licenses are required for the importation of the Products or Sales Aids into the Territory, NSUSA hereby agrees that it will be responsible for securing and maintaining such import licenses and payment of all costs and expenses associated therewith.

                  4.7(b) Import Expenses. NSUSA agrees that it will be responsible for payment of all customs duties, excise taxes, similar governmental charges and levies, and any other charges or expenses related to any Products or Sales Aids imported into the Territory.

                  4.7(c) Other Expenses. In addition to the costs and expenses described in clauses (a) and (b) above, NSUSA agrees that it will be responsible for payments of the following expenses, fees and costs, related to the development and maintenance of the Nu Skin business in the Territory: (a) fees and expenses to incorporate operating entities;
         (b) fees and expenses for obtaining business licenses and permits; (c) fees, costs and expenses incurred in drafting and producing required promotional documentation, Sales Aids, and other literature such as product catalogues as well as contracts such as local product purchase agreements; (d) fees and costs incurred in determining the requirements for registering Products, including ascertaining and complying with labelling and custom\import requirements; (e) expenses and costs related to locating and establishing office, warehouse and other physical facilities, including build out, furnishings and equipment, as well as negotiation and securing of necessary leases and permits; (f) all costs and expenses related to hiring a general manager and staff, and compliance with local labor laws and requirements.

                                    ARTICLE V
             PURCHASE, SALE AND DELIVERY OF PRODUCTS AND SALES AIDS

         5.1 Agreement to Purchase. NSUSA shall order such quantities of Products and Sales Aids as it deems necessary to meet its sales requirements within the Territory.

                  5.1(a) NSI shall use its best effort to supply and deliver Products and Sales Aids to NSUSA in a timely and productive manner, subject to Section 15.4 hereof and the availability of NSI's current inventory of the Product(s) or Sales aids requested by NSUSA.

                  5.1(b) NSUSA shall source Products and Sales Aid(s) exclusively from NSI; provided however that, if NSI cannot deliver such Product(s) or Sales Aid(s) in a timely fashion, NSUSA may source any such Product(s) or Sales Aid(s) from any other Nu Skin affiliate. 5.2 Payment Due Date. NSUSA shall pay for each delivery of Products and Sales Aids within sixty (60) days after the date of arrival or the date of dispatch of a commercial shipping invoice, whichever is later, and shall make payment for such Products and Sales Aids as provided in
         Section 6.2 of this Agreement.

         5.3 Passage of Title and Risk of Loss. Title to and risk of loss for any Product(s) or Sales Aid(s) ordered and supplied pursuant to this Agreement shall pass to NSUSA upon delivery of the goods unless otherwise indicated in writing. Delivery shall be made in a commercially reasonable manner in accordance with standards applicable in the trade and industry. Delivery and passage of title shall be effected within the confines of the NSI distribution/warehousing facility as NSUSA personnel pick Products and/or Sales Aids from inventory set for shipping to Independent Distributors.

         5.4 Product Returns/Exchanges Inspection. If any Products or Sales Aids are returned to NSUSA because of defect, NSUSA shall within forty-five (45) days following actual receipt, return such Products or Sales Aids to NSI. In the event of such a return, NSI shall make appropriate arrangements, acceptable to NSUSA, to replace any such defective Products or Sales Aids at NSI's sole cost and expense or, failing such replacement, shall, at the option of NSI, either credit the purchase price of the defective Products or Sales Aids to NSUSA's account or promptly grant NSUSA a cash refund for such purchase price. If NSI is not notified in writing of any defective Products or Sales Aids within forty-five (45) days after actual receipt thereof by NSUSA, then NSUSA shall be deemed to have waived its right to claim any defect in the Products or Sales Aids; provided that for any latent or other defect not reasonably discernible upon inspection of the Products or Sales Aids under the prevailing circumstances NSUSA shall have until forty-five (45) days after discovery of such defect to exercise its rights under this Section 5.4.

                                   ARTICLE VI
           PRODUCT AND SALES AIDS PURCHASE PRICES AND TERMS OF PAYMENT

         6.1 Product Availability and Pricing. Prices to be paid by NSUSA to NSI for Products and Sales Aids purchased hereunder shall be negotiated and determined on an arm's length basis and be adjusted from time to time as agreed by the Parties in writing, provided that the purchase and price terms shall be based upon the terms offered by NSI to its other Nu Skin affiliates.

         6.2 Payment Method. NSUSA shall pay the commercial invoices for Products and Sales Aids shipped under this Agreement in immediately available funds by wire transfer to a bank or banks designated by NSI, or by such other means of payment agreed to by NSI from time to time. All purchases of Products and Sales Aids will be payable in U.S. dollars . Without limiting any of NSI's other rights and remedies pursuant to this Agreement, amounts not paid within the time period set forth in the payment provisions herein shall bear interest at the prime interest rate as reported in The Wall Street Journal plus two percent (2%) for the full period outstanding.

                                   ARTICLE VII
           OBLIGATIONS OF NSUSA AS SUPPLIER OF PRODUCTS AND SALES AIDS

         7.1 Product Formulation. NSI and NSUSA agree to cooperate to mutually determine the formulae or ingredients to be used for Products in the Territory based on local market regulations and consumer preferences.

         7.2 Warranty. NSI warrants that the Products and Sales Aids supplied hereunder shall be merchantable under (and will comply with) the laws and regulations of the jurisdiction in which distribution of such Product or Sales Aid is intended; that it will deliver good title thereto and that Products and Sales Aids will be delivered free from any lawful security interest or other lien or encumbrance.

                  7.2(a) NSI's liability for any breach of such warranties shall not exceed in amount the price of the Products or Sales Aids in respect of which any breach is claimed. NSI'S WARRANTY STATED HEREIN IS
         EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                  7.2(b) NSI neither assumes nor authorizes any person or entity to assume for it any other liability in connection with the Products or Sales Aids supplied hereunder, and there are no oral contracts or warranties collateral to or affecting this Agreement. NSI shall not be liable to NSUSA or any third parties for consequential, special or incidental damages.

         7.3 Delivery. NSI shall promptly, in accordance with normal and commercially reasonable delivery schedules in the trade, deliver to NSUSA those Products or Sales Aids for which NSUSA requires in accordance with Article V hereof.

                                  ARTICLE VIII
                        SALE AND MANUFACTURE OF PRODUCTS

         8.1 Non-Competing Products. Nothing contained herein, shall restrict or prohibit NSUSA from selling, distributing, manufacturing or causing to be manufactured products or materials which do not compete directly or indirectly with the Products and Sales Aids, provided that such other products do not infringe upon any patent, name, Trademark, emblem, trade name, design right, model or other commercial or industrial property right of NSI.

         8.2 Competing Products. During the term of this Agreement, NSUSA shall not, and shall not authorize a third party to, manufacture, cause to be manufactured, distribute or sell (i) any products or materials which directly or indirectly compete with the Products or the Sales Aids or (ii) copies of the Products, Sales Aids, or other products that might reasonably be deemed under U.S. or foreign law to be confusingly similar to the Products or Sales Aids, in each case without the prior written consent of NSI.

         8.3 Discontinued Products. Notwithstanding the foregoing, in the event NSUSA receives notice from NSI of the discontinuance of the sale of any Product, NSUSA may elect to manufacture or cause to be manufactured such Product; provided that, if such discontinued Product competes directly or indirectly with any other NSI Product, the prior written consent of NSI shall be required which consent shall not be unreasonable withheld or delayed. If NSUSA elects to so manufacture or cause to be manufactured such discontinued Product, NSI shall, , request that NSI license the formula to such discontinued Product to NSUSA on substantially the same terms as set forth in the Trademark/Tradename License Agreement, dated as of the date hereof, by and between NSI and NSUSA.

                                   ARTICLE IX
                             NATURE OF RELATIONSHIP

The   relationship  of  NSUSA  and  NSI  shall  be  and  at  all  times  remain, respectively, that of independent contractor and contracting party. Nothing contained or implied in this Agreement shall be construed to constitute either party as the legal representative or agent of the other or to constitute or construe the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. Neither Party is authorized to conclude any contract or agreement or make any commitment, representation or warranty that binds the other or otherwise act in the name of or on behalf of the other.

                                    ARTICLE X
                                      TERM

          This Agreement shall be effective from the Effective Date for a term of five (5) years unless terminated pursuant to Article XI. The Term of this Agreement shall be renewed automatically for successive one (1) year terms unless terminated 90 days prior to the expiration of the current term.

                                   ARTICLE XI
                              TERM AND TERMINATION

         11.1 Term. This Agreement shall be effective from the Effective Date for a term of five (5) years unless terminated pursuant to paragraph 7.2 below. The term of this Agreement shall be renewed automatically for successive one year terms unless terminated (90) days prior to the then current term.

         11.2 Termination. This Agreement may be terminated by either party immediately or at any time after the occurrence of any of the following events:

                  (a) the other Party shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, compensation or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar action; or

                  (b) there shall be commenced against the other Party any case, proceeding or other action of a nature referred to in clause (a) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days. Events described in clauses (a) and
         (b) of this Section 7.2 shall be referred to as a "Bankruptcy Event". If a Bankruptcy Event occurs, all amounts owing under this Agreement shall become immediately due and payable, without any notice thereof.

         11.3 Termination on Default. This Agreement may be terminated by either party, if the other party is in default in the performance of any material obligation under this Agreement and such default has not been cured within ninety (90) days after receipt of written notice of such default by the defaulting party.

         11.4 Termination by NSI . This Agreement may be terminated by NSI (a) if the original pre-IPO shareholders of Nu Skin Asia Pacific no longer owns or controls a majority of the voting interest in NSUSA; such termination will be effective thirty (30) days after delivery of written notice by NSI to NSUSA of the occurrence of a change in control and its intention to terminate this Agreement based thereon); or, (b) if NSUSA causes or allows a judgment in excess of twenty-five million dollars ($25,000,000) to be entered against it or involuntarily allows a lien, security interest, or other encumbrance to attach to its assets which secures an amount in excess of twenty-five million dollars ($25,000,000).

         11.5 Survival of Obligations. The obligations of the Parties to pay any sums which are due and payable as of the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

         11.6 Reversion of Rights. Upon termination of this Agreement by NSI all rights and licenses herein granted to NSUSA shall immediately cease and shall revert to NSI, and NSUSA shall cease representing to any third party that it has any right to use, assign, convey or otherwise transfer the Licensed Property.

                                   ARTICLE XII
                              EFFECT OF TERMINATION

         12.1 Upon termination of this Agreement by NSI, all rights and licenses herein granted to NSUSA shall cease and shall revert to NSI and NSUSA shall immediately cease holding itself out to the public as NSI's exclusive wholesale distributor in the Territory or otherwise represent that it is associated in any manner with NSI.

         12.2 Upon termination of this Agreement, NSI may either (a) deliver, and NSUSA shall pay for, all Products and Sales Aids ordered by NSUSA prior to such termination or (b) cancel, without cost or liability, the order of such Products or Sales Aids. 12.3 Upon termination of this Agreement, neither party shall be released from its obligations to pay monies due or to become due to the other party or to complete any unfulfilled obligations under this Agreement, and each party shall immediately pay, perform and discharge all debts, obligations and liabilities hereunder.

         12.4 Upon termination of this Agreement for any reason, neither party shall be liable for any special, indirect, incidental, punitive or consequential damages, regarding such termination, irrespective of whether such obligations or liabilities may be contemplated in any law applicable within the Territory and or elsewhere, and, except as otherwise provided by applicable law, each party hereby waives and relinquishes any rights, pursuant to law or otherwise, to any such damages. The remedies contained herein shall be exclusive.

         12.5 The provisions of Article XII, Article XIII and Article XIV, as well as any other provisions that by their terms so provide, shall survive termination of this Agreement and continue in full force and effect thereafter.

                                  ARTICLE XIII
                                 CONFIDENTIALITY

         13.1 All trade secrets, proprietary technology, know-how or other non-public or proprietary business or technical information owned or used by NSI or NSUSA and supplied to or acquired by the other whether in oral or documentary form (the "Confidential Information") shall be supplied and acquired in confidence and shall be solely for the use of the receiving party pursuant to this Agreement and such party shall keep the Confidential Information confidential and shall not disclose the same, at any time during the term of this Agreement or after its termination, except to its employees, or its affiliates, or its affiliates' employees for the purposes of its business in accordance with this Agreement and except as may be required by law; provided that if the receiving party determines that a disclosure is required by law, the receiving party shall notify the disclosing party in order to give the disclosing party an opportunity to seek an injunction or otherwise attempt to keep the Confidential Information confidential. The receiving party shall, at the request of the disclosing party, destroy or return the Confidential
Information without retaining copies if, as and when this Agreement is terminated or expires. For purposes of this Agreement, the term "Confidential Information" shall not include information or documents that (i) become generally available to the public other than as a result of a disclosure by the receiving party, (ii) was otherwise lawfully available to the receiving party, or (iii) was generated independently by the receiving party. The provisions of this Article shall survive termination of this Agreement.

                                   ARTICLE XIV
                          INDEMNIFICATION AND INSURANCE

         14.1 NSI agrees during and after the term of this Agreement to indemnify and hold harmless NSUSA from liability, loss, cost or damage, (including reasonable attorneys' fees)which NSUSA may incur as a result of claims, demands or judgements, of any kind or nature, by anyone whomsoever, arising out of (i) an alleged or actual defect in the design, manufacture or content of, or any harm caused by any Products or Sales Aids or the failure of any Product to comply with all applicable regulatory requirements in the Territory; or (ii) a claim that NSI's proprietary information infringes any patent, copyright, trade secret or other intellectual property right of a third party; provided that NSUSA provides NSI with prompt notice in writing of any such claim or demand and NSUSA cooperates with NSI in the defense or settlement of any such claim or action. Notwithstanding the foregoing, NSI shall have no obligation to indemnify NSUSA for any liabilities arising out of NSUSA's failure or the failure of the NSI Independent Distributors in the Territory to utilize, sell, market or promote the Products (i) in the manner for which the Products are reasonably intended, (ii) in compliance with Nu Skin policies and procedures or (iii) as contemplated by the Intercompany Agreements, including, but not limited to, liabilities arising out of false or misleading claims made by the NSI Independent Distributors, unless NSUSA shall have requested NSI to take disciplinary actions against an NSI Independent Distributor operating in the Territory and NSI shall have, either negligently or in breach of its fiduciary duties, failed to take such actions against such NSI Independent Distributor and the failure of NSI to take such actions is deemed to have reasonably and proximately resulted in NSUSA incurring a loss in which event NSI shall indemnify NSUSA for such loss pursuant to the provisions of this Section 14.1.
14.2 NSUSA agrees during and after the term of this Agreement to indemnify and hold harmless NSI from liability, loss, cost or damage (including reasonable attorney's fees), which NSI may incur as a result of claims, demands or judgements, of any kind or nature, by anyone whosoever, arising out of or resulting from the possession, use or sale of the Products or Sales Aids by NSUSA or any of the NSI Independent Distributors (except to the extent NSI has indemnified NSUSA against such claims, demands, or judgements pursuant to
Section 14.1 hereof);

By way of elaboration, but not limitation, NSUSA shall indemnify NSI for any liabilities arising out of NSUSA's failure or the failure of the NSI Independent Distributors to utilize, sell, sell, market or promote the Products (i) in the manner for which the Products are reasonably intended, (ii) in compliance with Nu Skin policies and procedures or (iii) as contemplated by the Intercompany Agreements, including but not limited to, liabilities arising out of false or misleading claims made by NSI Independent Distributors. Notwithstanding the foregoing, in the event NSUSA shall have requested NSI to take disciplinary actions against an NSI Independent Distributors operating in the Territory and NSI shall have, either negligently or in breach of its fiduciary duties, failed to take such actions against such NSI Independent Distributor, NSUSA shall not be obligated to indemnify NSI for any loss which NSI might incur as a reasonable and proximate result of such failure. 14.3 At all times during and following the terms of this Agreement, each of NSI and NSUSA shall maintain insurance (or cause the other party to be added as an additional insured to any policy not maintained by such party) with one or more reputable insurers reasonable in coverage and amount in direct proportion and corresponding to the business to be conducted by such party pursuant to this Agreement.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.1 Assignment. This Agreement shall be binding on and inure to the benefit of the heirs, successors, assigns and beneficiaries of the Parties; provided that neither Party may assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party's authorized representative. Any such attempted assignment, without the written consent provided herein, shall be void and unenforceable.

         15.2 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, or if communicated by facsimile, cable or similar electronic means to the facsimile number or cable identification number as previously provided by each party to the other, at the time that receipt thereof has been confirmed by return electronic communication or signal that the message has been received, or if mailed, ten (10) days after dispatch by registered airmail, postage prepaid, from any post office addressed as follows:

         If to NSI:        Attn.: General Manager
                           Nu Skin International, Inc.
                           75 West Center Street
                           Provo, Utah 84601
                           USA
                           Facsimile: 801-345-5999

         If to NSUSA:      Attn.:  General Manager
                           Nu Skin U.S.A., Inc.
                           75 West Center Street
                           Provo, Utah 84601
                           USA
                           Facsimile No.: 801-345-5099

         Either party may change its facsimile number, cable identification number or address by a notice given to the other party in the manner set forth above.
         15.3 Waiver and Delay. No waiver by either party of any breach or default in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

         15.4 Force Majeure. The Parties shall not be responsible for failure to perform hereunder due to force majeure, which shall include, but not be limited to: fires, floods, riots, strikes, labor disputes, freight embargoes or transportation delays, shortage of labor, inability to secure fuel, material, supplies, equipment or power at reasonable prices or on account of shortage thereof, acts of God or of the public enemy, war or civil disturbances, any existing or future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency or such government) affecting a party that would delay or prohibit performance hereunder, or any cause beyond the reasonable control of a party. If an event of force majeure should occur, the affected party shall promptly give notice thereof to the other party and such affected party shall use its reasonable best efforts to cure or correct any such event of force majeure.

         15.5 Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, applicable to contracts made and to be wholly performed within such State. Any dispute arising out of this Agreement, if not resolved by mutual agreement of NSI and NSUSA within 30 days after written notice of such dispute is given by NSI or NSUSA, as the case may be, shall be resolved through the Utah office and division of the American Arbitration Association ("AAA"). If the dispute is not resolved within such 30-day period, the Parties shall petition the AAA to promptly appoint a competent, disinterested person to act as such arbitrator. Within 30 days after the designation or appointment of such arbitrator, such arbitrator shall be required to commence the arbitration proceeding in the State of Utah at a time and place to be fixed by the arbitrator, who shall so notify NSI and NSUSA. Such arbitration proceeding shall be conducted in accordance with the applicable rules and procedures of the AAA, and/or as otherwise may be agreed by NSI and NSUSA. The decision of the arbitrator shall be final and binding upon NSI and NSUSA and may be enforced in any court of competent jurisdiction. The expenses and costs of such arbitration shall be divided and borne equally by NSI and NSUSA; provided, that each of NSI and NSUSA shall pay all fees and expenses incurred by it in presenting or defending against such claim, right or cause of action.

         15.6 Integrated Contract. This Agreement together with the document and agreements referred to herein constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understandings (both oral and written) of the Parties.

         15.7 Modifications and Amendments. No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and executed by both of the Parties.

         15.8 Severability. To the extent that any provision of this Agreement is (or, in the opinion of counsel mutually acceptable to both parties, would be) prohibited, judicially invalidated or otherwise rendered unenforceable in any jurisdiction, such provision shall be deemed ineffective only to the extent of such prohibition, invalidation or unenforceability in that jurisdiction, and only within that jurisdiction. Any prohibited, judicially invalidated or unenforceable provision of this Agreement will not invalidate or render unenforceable any other provision of this Agreement, nor will such provision of this Agreement be invalidated or rendered unenforceable in any other jurisdiction.

         15.9 Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in the United States of America by their respective duly authorized representatives as of the day and the year first above written.

NU SKIN INTERNATIONAL, INC.                          NU SKIN USA, INC.

By:      /s/  Steven J. Lund                         By:      /s/ Keith R. Halls
Name:    Steven J. Lund                              Name:    Keith R. Halls
Its:     Executive Vice President & Secretary        Its:     Vice President